EXHIBIT 10.3

Bionexus Gene Lab Corporation
Bionexus Gene Lab Sdn Bhd
203 S Main Street STE 3000, Wyoming 82801, USA Tel: +60122126512
10-2, Tower B, Vertical Business Suite II, Avenue 3, Bangsar South City, 8 Jalan Kerinchi 59200 Kuala Lumpur, Malaysia Tel: 03-74940760

Date: August 2, 2022

Ms. Yee Meng Wong, PhD

55, Jalan Prai, Off Jalan Meru

Klang, Selangor, Malaysia 41050

Dear Dr. Wong

President/Board Member

Thank you for accepting our invitation to be the President/Board Member and your appointment will commence from August 9, 2022. In consideration for your service, you shall be entitled to USD1,000 monthly allowance and 25,000 common stocks of the company for a 12 months service.

Responsibilities

•	Creating, communicating and implementing the organization's vision, mission, and overall direction;
•	Leading, guiding, directing, and evaluating the work of other executive and directors;
•	Meeting regularly with senior management to make sure that decisions the organization needs are well-thought out and timely;
•	Formulating and implementing the strategic plan that guides the direction of the business; Using the input of employees at every level of the organization to develop the strategic plan;
•	Maintaining awareness of both the external and internal competitive landscape, opportunities for expansion, customers, markets, new industry developments and standards, and so forth.

Please signify your acceptance of the above terms by signing and returning this Letter of Understanding to us.

Please signify your acceptance of the above terms by signing and returning this Letter of Understanding to us.

Yours faithfully	I, Yee Meng Wong, the undersigned, accept your appointment and agree to all the terms above.

SK Yeoh	Yee Meng Wong
Chief Executive Officer	Date: 08/09/2022